FOR IMMEDIATE RELEASE:

Journalist/Media Contact:
Michael Binko
Xybernaut Corporation
(703) 631-6925
publicrelations@xybernaut.com


        XYBERNAUT(R) ANNOUNCES APPOINTMENT OF PERRY L. NOLEN AS PRESIDENT
           AND CHIEF EXECUTIVE OFFICER; RETENTION OF A FINANCIAL AND MANAGEMENT RESTRUCTURING CONSULTANT; AND SIGNIFICANT WORK
                                FORCE REDUCTION


FAIRFAX, VA - APRIL 27, 2005 -- Xybernaut Corporation (NASDAQ: XYBRE) today announced that Perry L. Nolen has been appointed as president and chief executive officer of the Company, effective April 26, 2005.

Mr. Nolen has been with Xybernaut for five years, serving as president of Xybernaut Solutions, Inc. (XSI), a wholly-owned subsidiary of Xybernaut Corporation. XSI specializes in mobile computing solutions, enterprise project management, integration services and software development. XSI, formerly Selfware, Inc., was acquired and integrated by Xybernaut in 2000. Mr. Nolen served in various management positions with Selfware for more than two years prior to the acquisition.

The Company has also retained Alfred F. Fasola, a consultant with extensive financial and management restructuring expertise, to advise the Company with respect to reducing costs, conserving cash, restructuring and other alternatives to maximize shareholder value.

The Company also announced that its work force has been reduced by approximately 50% on a worldwide basis. The reduction in force is part of an overall plan to streamline operations, focus on core industry opportunities and cut operating costs throughout the Company, both in the U.S. and internationally. "Though these actions are extremely difficult, we feel that they are important initial steps and necessary to move the Company forward quickly and efficiently allowing us to focus on our most critical functions," stated Nolen.

"I have worked with many companies as they moved through restructurings. What I have found in Xybernaut is a team of truly dedicated professionals that have built a strong brand and demand for mobile/wearable computing technologies and services," stated Fasola. "The Company also has a solid base of `blue chip' customers in each of its target industry sectors. I look forward to working with the core team to reshape a more efficient and effective operation from top to bottom."

ABOUT XYBERNAUT

Xybernaut Corporation is a leading provider of wearable/mobile computing hardware, software and services, bringing communications and full-function computing power in a hands-free design to people when and where they need it. Headquartered in Fairfax, Virginia, Xybernaut has offices and subsidiaries in Europe (Benelux, Germany, UK) and Asia (Japan, China, Korea).

Visit the Xybernaut Web site at www.xybernaut.com. Product photos are also available directly from Xybernaut.

Xybernaut and the Xybernaut logo are trademarks or registered trademarks of Xybernaut Corporation in the USA and other countries. All other brand and product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

                                      # # #

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "plan," "confident that," "believe," "scheduled," "expect," or "intend to," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, market conditions, the availability of components and successful production of the Company's products, general acceptance of the Company's products and technologies, competitive factors, timing, and other risks described in the Company's SEC reports and filings.